ARTICLES OF INCORPORATION

                                OF

                   BF ACQUISITION GROUP III, INC.

	The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopt(s) the following Articles of Incorporation.

                    ARTICLE I. CORPORATE NAME.

	The name of this corporation is BF Acquisition Group III, Inc.

                   ARTICLE II. PRINCIPAL OFFICE.

	The principal place of business and mailing address of this corporation are 319 Clematis Street, Suite 812, West Palm Beach,
Florida 33401.

                    ARTICLE III. CAPITAL STOCK.

	The number of shares of stock that this corporation is authorized to have outstanding at any one time is:

	1.	50,000,000 shares of Common Stock, $0.001 par value; and

	2.	5,000,000 shares of Preferred Stock.  The board of
                directors is authorized to provide for the issuance of such Preferred Stock in classes and series and, by filing the appropriate articles of amendment with the Secretary of State of Florida, is authorized to establish the number of shares to be included in each class and series and the preferences, limitations, and relative rights of each class and series.

            ARTICLE IV. - NO ANTI-TAKEOVER LAW GOVERNANCE

	The corporation hereby elects that the following Florida Statutes shall not apply to the corporation:

	1.	F.S. 607.0901, or any laws related thereto, governing
                affiliated transactions; and

	2.	F.S. 607.0902, or any laws related thereto, governing
                control-share acquisitions.


             ARTICLE V. - DIRECTOR - CONFLICTS OF INTEREST

	No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are


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present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her votes are counted for such purpose, if:

	(a)	The fact of such relationship or interest is disclosed or
                known to the board of directors, or a duly empowered committee thereof, which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for such purpose without counting the vote or votes of such interested director or directors; or

	(b)	The fact of such relationship or interest is disclosed or
                known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

	(c)	The contract or transaction is fair and reasonable as to
                the corporation at the time it is authorized by the board of directors, committee or the shareholders.

	A director of the corporation may transact business, borrow, lend, or otherwise deal or contract with the corporation to the fullest extent and subject only to the limitations and provisions of the laws of the State of Florida and the laws of the United States.

	Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.


                   ARTICLE VI. - INDEMNIFICATION

	The Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.


         ARTICLE VII. INITIAL REGISTERED AGENT AND OFFICE.

	The name and address of the initial registered agent are David M. Bovi, 319 Clematis Street, Suite 812, West Palm Beach, Florida 33401.


                   ARTICLE VIII. INCORPORATORS.

	The name and street address of the incorporator to these articles of incorporation are David M. Bovi, 319 Clematis Street, Suite 812,
West Palm Beach, FL 33401.

	The undersigned incorporator has executed these articles of incorporation on April 14, 1999.

                                            /s/ David M. Bovi
                                            ------------------------------
                                            David M. Bovi, Incorporator



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                    Acceptance of Registered Agent

	Having been named to accept service of process for BF Acquisition Group III, Inc., at the place designated in the articles of incorporation, the undersigned is familiar with and accept the obligations of that position pursuant to F.S. 607.0501(3)



                                            /s/ David M. Bovi
                                            -----------------------------
                                            David M. Bovi
                                            Date: April 14, 1999



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                        ARTICLES OF AMENDMENT
                                 TO
                      ARTICLES OF INCORPORATION
                                 OF
                    BF ACQUISITION GROUP III, INC.

Pursuant to the provisions of Section 607 of the Florida Statutes, the undersigned corporation adopts the following articles of amendment to its articles of incorporation:

I.	The name of the corporation is BF ACQUISITION GROUP III, INC.

II.	The following amendment to the articles of incorporation were adopted and approved by the board of directors on July 12, 2004. The number of votes cast for the amendments were sufficient for approval. Shareholder approval was not required.

1.	Article III of the original articles of incorporation shall be deleted and replaced with the following:

                     ARTICLE III. CAPITAL STOCK.

	The number of shares of stock that this corporation is authorized to have outstanding at any one time is:

        1.      50,000,000 shares of Common Stock, $0.001 par value; and

        2. 5,000,000 shares of Preferred Stock. The board of directors is authorized to provide for the issuance of such Preferred Stock in classes and series and, by filing the appropriate articles of amendment with the Secretary of State of Florida, is authorized to establish the number of shares to be included in each class and series and the preferences, limitations, and relative rights of each class and series.

        3. Of these shares of Preferred Stock, 3,000,000 shares shall have the following preferences, limitations and relative rights:

        A. The stated value of each share of the Series A Preferred Stock shall be $0.50 par value.

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        B.      The holders of the shares of the Series A Preferred Stock
                shall have the right, at their option, to convert shares of the Series A Preferred Stock into shares of the corporation?s common stock at any time subsequent to the three-year anniversary of the date of issuance of the shares of the Series A Preferred Stock. The shares of the Series A Preferred Stock, upon surrender, shall be convertible at the office of any transfer agent for the corporation?s common stock into fully paid and non-assessable shares of the corporation?s common stock. The number of shares deliverable upon conversion of one (1) share of the Series A Preferred Stock shall be one (1).

        C. The shares of the Series A Preferred Stock shall have identical voting rights and powers as common stock, except that each share of the Series A Preferred Stock is entitled to vote two (2) common stock votes per share of Series A Preferred Stock on all matters that holders of common stock are entitled to vote on, without provision for cumulative voting. Each share of the Series A Preferred Stock is entitled to vote one (1) vote per share on all matters relating to matters concerning the Series A Preferred Stock, without provision for cumulative voting.

        D. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntarily or involuntarily, the holders of shares of the Series A Preferred Stock shall be entitled to be paid in full, the par value of their shares before any amount shall be paid to the holders of shares of any class of the corporation?s common stock. Subsequently, the holders of shares of the Series A shall have identical rights and preferences as the holders of shares of any class of the corporation?s common stock, except that each share of the Series A Preferred Stock shall be entitled to receive and to be paid out of the assets of the corporation available for distribution to its shareholders the ratable amount equal to the number of shares of common stock into which such share of the Series A Preferred Stock is convertible.

Signed this 12th day of July 2004.

                                           /s/ William R. Colucci
                                           ------------------------------
                                           William R. Colucci, Director

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